UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 24, 2010

TOWER INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34903	27-3679414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan		48152
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (248) 675-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

In November 2010, Tower International, Inc. (“Tower” or the “Company”) announced that its present solar customer, Stirling Energy Systems (“SES”), was experiencing delays in obtaining financing and was curtailing expenditures, with no assurances as to if or when financing would be made available to SES to fund the launch of high-volume manufacturing. Tower has now been notified that the power-purchase agreement for one of SES’s two principal solar projects–the Calico project–has been terminated; in addition, it has been reported that the related development contract has been sold to a company that intends mainly to pursue a different solar technology than had been sourced to Tower. The Company believes it prudent at this point to anticipate that SES’s other principal solar project–the Imperial Valley project–is likely to be similarly affected. As a result, Tower presently expects to take a pre-tax impairment charge in the range of $5-$10 million during the fourth quarter of 2010, reflecting previously disclosed invested capital costs of approximately $15 million, less estimated equipment re-use or salvage value.

The Company will continue to monitor developments regarding SES. Tower also remains engaged with other potential solar customers, which the Company believes can provide potential revenue in 2012 and beyond and the associated utilization of Tower’s leased facility in Arizona. At this time, ongoing Company expenses related to solar are limited to the facility expenses (approximately $2 million per year) and engineering support for potential new business (approximately $1 million per quarter).

Forward-looking statements

This report contains statements which constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the anticipated impairment charge, potential revenues in 2012, the utilization of Tower’s leased facility in Arizona and the dollar amount of certain ongoing expenses. The forward-looking statements can be identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project,” “target,” and other similar expressions. Forward-looking statements are made as of the date of this report and are based upon management’s current expectations and beliefs concerning future developments and their potential effects on Tower. Such forward-looking statements are not guarantees of future performance. The following important factors, as well as risk factors previously disclosed by Tower in documents filed by it under the federal securities laws, could affect (and in some cases have affected) Tower’s actual results and could cause such results to differ materially from estimates or expectations reflected in such forward-looking statements: planning decisions that potential customers may make; automobile production volumes; the financial condition of Tower’s customers and suppliers; Tower’s ability to make scheduled payments on its indebtedness and comply with the covenants and restrictions contained in the instruments governing its indebtedness; Tower’s ability to refinance its indebtedness; Tower’s ability to generate non-automotive revenues; Tower’s dependence on its largest customers; significant recalls experienced by Tower’s customers; pricing pressure from Tower’s customers; work stoppages or other labor issues affecting Tower or its customers or suppliers; risks associated with Tower’s non-U.S. operations, including foreign exchange risks and economic uncertainty; costs or liabilities relating to environmental and safety regulations; and any increase in the expense and funding requirements of Tower’s pension and other postretirement benefits. Tower does not assume any obligation to update or revise the forward-looking statements contained in this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER INTERNATIONAL, INC.

By:	/s/ JEFFREY KERSTEN
Name:	Jeffrey Kersten
Title:	Senior Vice President and Corporate Controller

Dated: December 30, 2010

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